Exhibit 3.2
RESTATED BYLAWS OF HUNTINGTON INGALLS INDUSTRIES, INC.
(A Delaware Corporation)

ARTICLE I
OFFICES

Section 1.01 Registered Office. The registered office of Huntington Ingalls Industries, Inc. (the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.02 Principal Executive Office. The principal executive office of the Corporation shall be located at 4101 Washington Avenue, Newport News, Virginia, 23607. The Board of Directors of the Corporation (the “Board of Directors”) may change the location of said principal executive office from time to time.

Section 1.03 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.01 Annual Meetings. The annual meeting of stockholders of the Corporation shall be held on such date and at such time as the Board of Directors shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.04 hereof and any proper business may be transacted in accordance with the provisions of Section 2.08 hereof.

Section 2.02. Special Meetings.

(a)    Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors, and shall be called by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors following the receipt by the Secretary of written requests to call a meeting from the holders of at least 20% of the voting power (the “Required Percentage”) of the outstanding capital stock of the Corporation (the “Voting Stock”) who shall have delivered such requests in accordance with this Section 2.02.

(b)    A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder who is not a Solicited Stockholder, as set forth in Section 2.02(c). The Board of Directors may, within 10 days of the Secretary’s receipt of a request to fix a record date, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting with respect to the proposed business to be conducted at a special meeting is received by the Secretary. For purposes of this Bylaw, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A.

(c)    Each written request for a special meeting shall be provided to the Secretary and shall include the following: (i) the signature of the stockholder of record submitting such request and the date such request was signed, (ii) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the stockholder signing such request and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act) (if any) on whose behalf such request is made (each, a “party”), all the information of the type described in clauses (i) through (viii) of Section 2.08, as it may be amended from time to time, with respect to such party and proposed meeting. To be timely, a stockholder’s request for a special meeting must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 2.02(b).

(d)    A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that if any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the holders of the Required Percentage of Voting Stock, and, as a result of such revocation(s), there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(e)    A written request or requests to call a special meeting from stockholders collectively representing the Required Percentage (the “Request”) shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Request does not comply with this Section 2.02, (ii) the Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting, (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Request is delivered, (v) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of such Request (and, for purposes of this clause (vi), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (vii) the Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board of Directors shall determine in good faith whether the requirements set forth in clauses (ii) through (vii) of the preceding sentence have been satisfied. Either the Secretary or the Board of Directors shall determine whether all other requirements set forth in this Section 2.02 have been satisfied.

(f)    The Board of Directors shall determine the place, and fix the date and time, of any special meeting called at the request of one or more stockholders, and, with respect to all other special meetings, the date and time of a special meeting shall be determined by the person or body calling the meeting; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid meeting request or requests collectively representing the Required Percentage. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called by the Chairperson of the Board of Directors or called at the request of one or more stockholders. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the Delaware General Corporation Law (the “DGCL”). Business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting provided by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors.
Section 2.03 Place of Meetings.
(a)    Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.03(b).
(b)    If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(1)participate in a meeting of stockholders; and
(2)be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation implements reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.
Section 2.04 Notice of Meetings.
(a)    Unless otherwise required by law, written notice of each annual or special meeting of stockholders stating the date and time when, the place, if any, where it is to be held, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the information required to gain access to the list of stockholders entitled to vote, if such list is to be open for examination on a reasonably accessible electronic network, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting except as otherwise provided herein or required by law. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, notice is given when it is deposited in the United States mail, postage prepaid, directed to a stockholder at such stockholder's address as it shall appear on the records of the Corporation.
(b)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation of the Corporation (the “Certificate”) or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholders to whom notice is given, as provided in Section 232 of DGCL. For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record the recipient may retain, retrieve and review and reproduce in paper form through an automated process.
(c)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules pursuant to Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.
Section 2.05 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or waiver by electronic transmission unless required by the Certificate.
Section 2.06 Adjourned Meetings. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with Section 2.04(a); provided, however, that if the adjournment is for more than 30 days, then notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.07 Conduct of Meetings. All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairperson of such meeting shall determine. Such rules or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of such meeting, may include without limitation the following: (a) the establishment of an agenda or order of business for the meeting, including a determination of when to open and close the polls on matters submitted for stockholder action, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairperson of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, (e) limitations on the time allotted to questions or comments by participants and (f) procedures, if any, requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
The chairperson of any annual or special meeting of stockholders shall be either the Chairperson of the Board of Directors or any person designated by the Chairperson of the Board of Directors. The Secretary, or in the absence of the Secretary, a person designated by the chairperson of the meeting, shall act as secretary of the meeting.
Section 2.08 Notice of Stockholder Business and Nominations. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's proxy materials with respect to such meeting (including any nominations of persons for election to the Board of Directors by stockholders as referenced in Section 2.15), (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to bring nominations or business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.
For nominations or business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) any such business must be a proper matter for stockholder action under applicable law, (3) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws and (4) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the United States Securities and Exchange Commission (the “SEC”), including any SEC Staff interpretations relating thereto). To be timely, a Record Stockholder's notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary (the “Anniversary”) of the date on which the Corporation held the preceding year's annual meeting; provided, however, that, if the annual meeting is convened more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment of an annual meeting, or the postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a stockholder's notice as described herein.
Such Record Stockholder's notice shall set forth: (a) if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (x) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, (y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any such stockholder and its affiliates, on the one hand, and each proposed nominee, and his or her respective affiliates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any such holder or any affiliate were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (z) such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any business that the Record Stockholder proposes to bring before the meeting, (x) a brief description of such business, (y) the reasons for conducting such business at the meeting and (z) a description of all agreements, arrangements, relationships and understandings between any such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (c) as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):
(i)the name and address of each such party, as they appear on the Corporation's books;
(ii)the class, series and number of shares of the Corporation that are owned beneficially and of record by each such party (which information set forth in this clause shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such ownership as of such record date);
(iii)a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination, proposal or other business between or among such party and such beneficial owner or any other person, including any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such agreements, arrangements or understandings as of such record date);
(iv)a description of any agreement, arrangement, instrument, security or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, hedging transactions, settlement payments or mechanisms and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the notice by, or on behalf of, such party (a “Derivative Instrument”), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or maintain, increase or decrease the voting power of, such party, with respect to shares of stock of the Corporation (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such agreements, arrangements or understandings as of such record date);
(v)any agreement, arrangement or understanding pursuant to which each such party, directly or indirectly, has a right to vote any shares of any security of the Corporation (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such agreement, arrangement or understanding as of such record date);
(vi)any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(vii)any rights to dividends on the shares of the Corporation owned beneficially or of record by each such party that are separated or separable from the underlying shares of the Corporation;
(viii)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, beneficially or of record by a general or limited partnership in which each such party is a general partner or, directly or indirectly, beneficially or of record owns an interest in a general partner;
(ix)any performance-related fees (other than an asset-based fee) that each such party is, directly or indirectly, entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held, directly or indirectly, beneficially or of record by members of such holder’s immediate family sharing the same household (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such ownership as of such record date),
(x)any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(xi)any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such party in such proposal;
(xii)a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting; and
(xiii)a statement whether or not each such party will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and whether such party intends to deliver a proxy statement and form of proxy or any associated proxy card to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by each such party to be sufficient to elect the nominee or nominees proposed to be nominated by such party and/or intends otherwise to solicit proxies from stockholders in support of such proposal or nomination (it being understood, for the avoidance of doubt, that pursuant to this Section 2.08 and the requirements of Rule 14a-19 under the Exchange Act, no such person may solicit proxies in support of director nominees other than the Corporation’s nominees unless such person solicits the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors and includes a statement to that effect in the proxy statement or form of proxy) (such statement, a “Solicitation Statement”).
Only persons nominated in accordance with the procedures set forth in this Section 2.08 or pursuant to Section 2.15 shall be eligible for election as directors at an annual meeting, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.08. Subject to the supervision of the Board of Directors, the chairperson of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws (including this Section 2.08 and Section 2.15) and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in accordance with Section 2.02. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (a) by or at the direction of the Board of Directors or (b) provided that the purpose for which the special meeting has been called is for the election of directors, by any stockholder of record of the Corporation at the time of giving of notice provided for in this paragraph, who shall be entitled to vote in the election of directors and who delivers a written notice to the Secretary setting forth the information set forth in clauses (a) and (c) of the third paragraph of this Section 2.08. Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders only if (A) the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto) and (B) such stockholder's notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 135th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting, or a postponement of a special meeting for which a notice has been given, commence a new time period for the giving of a record stockholder's notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a record stockholder in accordance with the notice procedures set forth in this Section 2.08.
A stockholder who has delivered a notice of nomination pursuant to this Section 2.08 shall promptly certify to the Corporation, and notify the Corporation in writing, that it has met the requirements of Rule 14a-19 under the Exchange Act, including a representation that the nominating stockholder and any beneficial owner intend to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and provide a written undertaking that such stockholder or any beneficial owner will deliver to beneficial owners of shares representing at least 67% of the voting power of the Common Stock either (x) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (y) at least 40 calendar days before the annual meeting, a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act, and deliver no later than seven business days prior to the annual meeting reasonable evidence that it has complied with such requirements.
Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19 or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder.
Upon request by the Corporation, if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
For purposes of this Section 2.08 and Section 2.15, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Notwithstanding the foregoing provisions of this Section 2.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.08. Nothing in this Section 2.08 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 2.09 Quorum. At any meeting of stockholders, the presence, in person or by proxy, of the holders of record of a majority of the voting power of the shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, the holders of a majority of the voting power of the shares of such class or classes or series then issued and outstanding and entitled to vote on such matter present in person or represented by proxy shall constitute a quorum with respect to the vote on that matter. With respect to any meeting of stockholders, the chairperson of the meeting may adjourn the meeting from time to time, whether or not a quorum is present. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 2.10 Votes Required. When a quorum is present at a meeting, a matter submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” such matter, unless a greater or different vote is required by statute, any applicable law or regulation (including the applicable rules of any stock exchange), the rights of any authorized class of stock, the Certificate or these Bylaws. Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.11 Proxies. A stockholder may vote the shares owned of record by such stockholder either in person or by proxy in any manner permitted by law, including by execution of a proxy in writing or by telex, telegraph, cable, facsimile or electronic transmission, by the stockholder or by the duly authorized officer, director, employee or agent of such stockholder. No proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission (including any electronic transmission) created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.12 Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, unless the Board of Directors authorizes such action to be taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate have been satisfied. For the avoidance of doubt, the Board will fix a record date for any such written consent, and, if a record date is not fixed by the Board, the record date shall be fixed in accordance with Section 213 of the DGCL.

Section 2.13 List of Stockholders. The Secretary of the Corporation shall, in the manner provided by law, prepare and make (or cause to be prepared and made) a complete list of stockholders entitled to vote at any meeting of stockholders, no later than the 10th day before each meeting of stockholders, provided, however, that, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 days ending on the day before the meeting date in the manner provided by law. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.14 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If such inspectors are not so appointed or fail or refuse to act, the chairperson of any such meeting may (and, to the extent required by law, shall) make such an appointment. The number of Inspectors of Election shall be 1 or 3. If there are 3 Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such inspector need be a stockholder of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

The Inspectors of Election shall have such duties and responsibilities as required under Section 231 of the DGCL (or any successor provision thereof).

Section 2.15 Proxy Access.
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Section 2.15, the Corporation shall include in the proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds under common management and sharing a common investment adviser) that satisfies the requirements of this Section 2.15 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.15 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.15. For purposes of this Section 2.15, the “Required Information” that the Corporation will include in the proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.15(g) hereof). Subject to the provisions of this Section 2.15, the name of any Stockholder Nominee included in the proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee. This Section 2.15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials, other than nominations made in accordance with Rule 14a-19 under the Exchange Act (and that satisfy Section 2.08 to the extent applicable thereto).

(b)In addition to any other applicable requirements, for a Stockholder Nominee to be eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15, the Eligible Stockholder must give timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation not less than 120 or more than 150 days prior to the Anniversary of the date on which the Corporation first mailed its proxy materials with respect to the preceding year's annual meeting; provided, however, that, if the annual meeting is convened more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, notice by the Eligible Stockholder to be timely must be so received not later than the close of business on the later of (i) the 135th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment of an annual meeting, or the postponement of an annual meeting for which notice has been given, commence a new time period for the giving of an Eligible Stockholder’s Notice of Proxy Access Nomination pursuant to this Section 2.15.

(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall be the greater of (i) two (2) or (ii) twenty-five percent (25%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty-five percent (25%) (such number, as it may be adjusted pursuant to this Section 2.15(c), the “Permitted Number”). In the event that one or more vacancies occurs on the Board of Directors for any reason after the Final Proxy Access Nomination Date but on or before the date of the annual meeting and the Board of Directors resolves to reduce the number of directors on the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors on the Board of Directors as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 whom the Board of Directors decides to nominate for election to the Board of Directors, (iii) any nominee recommended by the Board of Directors who will be included in the Corporation’s proxy materials pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (iv) any director on the Board of Directors as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d)In order to make a nomination pursuant to this Section 2.15, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 2.15 and the record date for the determination of stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate, but not including any hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e)To be in proper written form for purposes of this Section 2.15, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned (as defined in Section 2.15(d) hereof) continuously during the Minimum Holding Period;
(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide to the Secretary of the Corporation (A) within ten (10) days after the record date for the determination of stockholders entitled to vote at the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(iv)the information and consent that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.08 of these Bylaws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director, if elected;
(v)a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.15, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy or any associated proxy card for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)an undertaking that the Eligible Stockholder agrees to (A) assume all liability resulting from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or relating to the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.15 or any activity by the Eligible Stockholder in connection with any such nomination and (C) file with the SEC any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii)in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.15 (including withdrawal of the nomination);
(viii)in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds under common management and sharing a common investment adviser are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and share a common investment adviser;
(ix)information as necessary to permit the Board of Directors to determine that the Stockholder Nominee is independent under the applicable listing standards, any applicable rules of the SEC, the Corporate Governance Guidelines of the Corporation and any publicly disclosed standards used by the Board of Directors (“Independence Standards”) to determine and disclose the independence of the Corporation’s directors;
(x)a written representation and agreement, in the form provided by the Secretary of the Corporation, that the Stockholder Nominee will comply, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the Corporation’s Corporate Governance Guidelines, corporate policies, corporate directives, and policies and guidelines regarding conflicts of interest, confidentiality, stock ownership and trading, any other codes of conduct, codes of ethics, policies and guidelines of the Corporation or any rules, regulations and listing standards, in each case as applicable to the Corporation’s directors;

(xi)a written representation and agreement that the Stockholder Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (2) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, in each case, unless the terms of such agreement, arrangement or understanding has been disclosed to the Corporation or (3) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(xii)a description of all agreements, arrangements or understandings between the Eligible Stockholder and each Stockholder Nominee and any other person or persons, including the Stockholder Nominee, such beneficial owners and control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Eligible Stockholder or that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Eligible Stockholder making the nomination and any beneficial owner or control person on whose behalf the nomination is made, if any, or any affiliate thereof, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;
(xiii)any information as may be requested in a written questionnaire, in substantially the same form as those questionnaires required of the Corporation’s directors, provided by the Secretary of the Corporation upon written request, with such completed questionnaire signed by the Stockholder Nominee; and
(xiv)an irrevocable letter of resignation signed by the Stockholder Nominee providing that such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation with respect to such Stockholder Nominee pursuant to this Section 2.15(e) was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (2) such Stockholder Nominee, or the Eligible Stockholder who nominated such Stockholder Nominee, failed to comply with any obligation owed to the Corporation or breached any representation made under or pursuant to these Bylaws.
(f)In addition to the information required pursuant to Section 2.15(e) or any other provision of these Bylaws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (x) that may reasonably be required by the Corporation to determine that the Stockholder Nominee would be independent under the Independence Standards, (y) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (z) that may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation and (ii) the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(g)The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement,

not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”) for inclusion in the Corporation’s proxy materials for the annual meeting. Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(h)In the event any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information to the Corporation pursuant to this Section 2.15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for the determination of stockholders entitled to vote at the annual meeting.

(i)Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation shall not be required to include, pursuant to this Section 2.15, a Stockholder Nominee in its proxy materials, or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote have been received by the Corporation: (i) for any annual meeting of stockholders for which the Secretary of the Corporation receives notice (whether or not subsequently withdrawn) that the Eligible Stockholder or any other stockholder proposes to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.08, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who would not be an independent director under the Independence Standards, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the three (3) years preceding the date on which the Notice of Proxy Access Nomination is delivered, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the ten (10) years preceding the date on which the Notice of Proxy Access Nomination is delivered, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations under this Section 2.15, or (x) if the Eligible Stockholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Required Shares through the date of the annual meeting.

(j)Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, agreements or representations under this Section 2.15 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 or dies or otherwise becomes ineligible or unavailable for election at the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (z) the Board of Directors or, subject to the supervision of the Board of Directors, the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.15, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(k)Whenever the Eligible Stockholder consists of a group of stockholders (including two or more funds under common management and sharing a common investment adviser), (i) each provision in this Section 2.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (ii) a breach of, or failure to comply with, any obligation, agreement or representation under this Section 2.15 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(l)Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 2.15 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.08.

(m)The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.15 and Section 2.08 and to make any and all determinations necessary or advisable to apply such sections to any persons, facts or circumstances, including, without limitation, the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder; (ii) whether outstanding shares of the

Corporation’s common stock are “owned” for the purposes of meeting the ownership requirements of this Section 2.15; (iii) whether a Notice of Proxy Access Nomination complies with the requirements of this Section 2.15; (iv) whether a person satisfies the qualifications and requirements imposed by this Section 2.15 to be a Stockholder Nominee; (v) whether the inclusion of the Required Information in the proxy statement is consistent with all applicable laws, rules, regulations and listing standards; and (vi) whether any and all requirements of Section 2.08 and this Section 2.15 have been satisfied.

ARTICLE III
DIRECTORS

Section 3.01 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02 Number. Except as otherwise fixed pursuant to the provisions of Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the Board of Directors shall consist of not less than five or more than fifteen members, and the exact number of directors of the Corporation shall be fixed from time to time exclusively by a resolution duly adopted by the Board of Directors.

Section 3.03 Lead Independent Director. At any time the Chairperson of the Board of Directors is not independent as that term is defined under the then applicable rules and regulations of each national securities exchange upon which shares of the stock of the Corporation are listed for trading and of the SEC, the independent directors may designate from among them a Lead Independent Director having the duties and responsibilities set forth in the applicable rules of each such national securities exchange and as otherwise determined by the Board of Directors from time to time.

Section 3.04 Election and Term of Office. Except as provided in Section 3.07 hereof and subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of Section 2 of Article Fourth of the Certificate, to the holders of any class or series of Preferred Stock, a nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed 50% of the votes cast with respect to such nominee’s election at a meeting for the election of directors at which a quorum is present. Votes cast shall include “against” votes, but shall exclude abstentions with respect to that nominee’s election or with respect to the election of directors in general. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 3.04, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary (a) as of the close of the applicable notice of nomination period(s) set forth in Section 2.08 and Section 2.15 of these Bylaws based on whether one or more notice(s) of nomination were timely filed in accordance therewith or (b) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with these Bylaws; provided, that the determination that an election is a “contested election” by the Secretary pursuant to clause (a) or (b) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but, in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

Section 3.05 Resignations. Any director may resign at any time by submitting a resignation to the Corporation in writing or by electronic transmission. Such resignation shall take effect at the time of its receipt by the Corporation unless such resignation is effective at a future time or upon the happening of a future event or events in which case it shall be effective at such time or upon the happening of such event or events. Unless the resignation provides otherwise, the acceptance of a resignation shall not be required to make it effective.

Section 3.06 Removal. Any director may be removed from office as set forth in the Certificate of Incorporation.

Section 3.07 Vacancies and Additional Directorships. Except as otherwise provided pursuant to Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next election of the class for which such director shall be chosen and until his successor shall be elected and qualified or until such director's death, resignation or removal, whichever first occurs. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.08 Meetings. Promptly after, and on the same day as, each annual election of directors by the stockholders, the Board of Directors shall, if a quorum be present, meet in a meeting (the “Organizational Meeting”) to elect a Chairperson of the Board of Directors, elect a Lead Independent Directors, if any, appoint members of the standing committees of the Board of Directors, elect officers of the Corporation and conduct other business as appropriate. Additional notice of such meeting need not be given if such meeting is conducted promptly after the annual meeting to elect directors and if the meeting is held in the same location where the election of directors was conducted. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine and as shall be publicized among all directors.

Directors may participate in regular or special meetings of the Board of Directors or any committee designated by the Board of Directors by means of conference telephone or other communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.09 Notice of Meetings. A notice of each regular meeting of the Board of Directors shall not be required. A special meeting of the Board of Directors may be called by the Chairperson of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office and shall be held at such place, if any, on such date and at such time as the person or persons calling such meeting may fix. Notice of special meetings shall be either (i) mailed to each director at least 5 days before the meeting, addressed to the director's usual place of business or to his or her residence address or to an address specifically designated by the director or (ii) given by telephone, telegraph, telex, facsimile or electronic transmission not less than 24 hours before the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation's principal executive office) nor the purpose of the meeting, unless otherwise required by law. Unless otherwise indicated in the notice of a meeting, any and all business may be transacted at a meeting of the Board of Directors. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting, and attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or waiver by electronic transmission, unless required by the Certificate.

Section 3.10 Action without Meeting. Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11 Quorum. Except as otherwise provided by law, the Certificate or these Bylaws, at all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. “Whole Board” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. In the absence of a quorum, the directors present, by majority vote and without notice or waiver thereof, may adjourn the meeting to another date, place, if any, and time. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.12 Votes Required. Except as otherwise required by applicable law, the Certificate or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.13 Place and Conduct of Meetings. Other than the Organizational Meeting, each meeting of the Board of Directors shall be held at the location determined by the person or persons calling such meeting. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. The chairperson of any regular or special meeting shall be the Chairperson of the Board of Directors, or in the absence of the Chairperson a person designated by the Board of Directors. The Secretary, or in the absence of the Secretary a person designated by the chairperson of the meeting, shall act as secretary of the meeting.

Section 3.14 Fees and Compensation. Directors shall be paid such compensation as may be fixed from time to time by resolutions of the Board of Directors. Compensation may be in

the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

Section 3.15 Committees of the Board of Directors. The Board of Directors may, by resolution, from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.16 Meetings of Committees. Each committee of the Board of Directors shall fix its own rules of procedure and shall act in accordance therewith, except as otherwise provided herein or required by applicable law and any resolutions of the Board of Directors governing such committee. A majority of the members of each committee shall constitute a quorum thereof, except that when a committee consists of one or two members then one member shall constitute a quorum.

Section 3.17 Subcommittees. Unless otherwise provided in the Certificate or the resolutions of the Board of Directors establishing a committee, or in the charter of a committee, a committee may create one or more subcommittees, which consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.18 Emergency Bylaws.  In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the General Corporation Law of the State of Delaware (an “Emergency”), notwithstanding any different or conflicting provisions in the Certificate of Incorporation or these Bylaws, during such Emergency:
(a)    A meeting of the Board of Directors or a committee thereof may be called by any director, the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.  Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
(b)    The director or directors in attendance at a meeting called in accordance with Section 3.18(a) shall constitute a quorum.

(c)    No officer, director or employee acting in accordance with this Section 3.18 shall be liable except for willful misconduct.  No amendment, repeal or change to this Section 3.18 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.
ARTICLE IV
OFFICERS

Section 4.01 Designation, Election and Term of Office. The Corporation shall have a Chief Executive Officer, a Secretary and a Treasurer and such other officers as the Board of Directors deems appropriate, including to the extent deemed appropriate by the Board of Directors, a President, a Chief Financial Officer, a General Counsel and one more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. These officers shall be elected annually by the Board of Directors at the Organizational Meeting immediately following the annual meeting of stockholders and each such officer shall hold office until a successor is elected or until his or her earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for an unexpired portion of the term by the Board of Directors at any meeting thereof. The Chief Executive Officer may, by a writing filed with the Secretary, designate titles for employees and agents, as, from time to time, may appear necessary or advisable in the conduct of the affairs of the Corporation and, in the same manner, terminate or change such titles.

Section 4.02 Chairperson of the Board of Directors. The Board of Directors shall designate the Chairperson of the Board of Directors from among its members. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors, and shall perform such other duties as shall be delegated to him or her by the Board of Directors.

Section 4.03 Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer shall be responsible for the general supervision, direction and control of the business and affairs of the Corporation.

Section 4.04 President. The President shall perform such duties and have such responsibilities as may from time to time be delegated or assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.05 Chief Financial Officer. The Chief Financial Officer of the Corporation shall be responsible to the Chief Executive Officer for the management and supervision of all financial matters and to provide for the financial growth and stability of the Corporation. The Chief Financial Officer shall also perform such additional duties as may be assigned to the Chief Financial Officer from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.06 General Counsel. The General Counsel of the Corporation shall be responsible to the Chief Executive Officer for the management and supervision of all legal matters. The General Counsel shall also perform such additional duties as may be assigned to the General Counsel from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.07 Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and all committee meetings. The Secretary shall be the custodian of the corporate seal and shall affix it to all documents that the Secretary is authorized by law or the Board of Directors to sign and seal. The Secretary also shall perform such other duties as may be assigned to the Secretary from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.08 Treasurer. The Treasurer shall be accountable to the Chief Financial Officer, and shall perform such duties as may be assigned to the Treasurer from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Senior Vice President, Finance.

Section 4.09 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Executive vice presidents, senior vice presidents, vice presidents and other officers of the Corporation that are elected by the Board of Directors shall perform such duties as may be assigned to them from time to time by the Chief Executive Officer.

Section 4.10 Appointed Officers. The Board of Directors or the Chief Executive Officer may appoint one or more Corporate Staff Vice Presidents, officers of groups or divisions or assistant secretaries, assistant treasurers and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.11 Absence or Disability of an Officer. In the case of the absence or disability of an officer of the Corporation, the Board of Directors, or any officer designated by it, or the Chief Executive Officer may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

Section 4.12 Officers Holding Two or More Offices. The same person may hold any two or more of the above-mentioned offices except that the Secretary shall not be the same person as the Chief Executive Officer or the President.

Section 4.13 Compensation. The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation and to delegate such power to a committee of the Board of Directors.

Section 4.14 Resignations. Any officer may resign at any time by submitting a resignation to the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time of receipt by the Corporation unless such resignation is effective at a future time or upon the happening of a future event or events, in which case it shall be effective at such time or upon the happening of such event or events. Unless the resignation provides otherwise, the acceptance of a resignation shall not be required to make it effective.

Section 4.15 Removal. The Board of Directors may remove any elected officer of the Corporation, with or without cause. Any appointed officer of the Corporation may be removed, with or without cause, by the Chief Executive Officer or the Board of Directors.

Section 4.16 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer, employee or agent, notwithstanding any provisions hereof.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 5.01 Right to Indemnification. Each person who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that (i) he or she is or was a director or an officer elected by the Board of Directors (an “elected officer”) of the Corporation or (ii) he or she is or was serving at the request of the Board of Directors or an elected officer as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the DGCL, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. The right to indemnification provided by this Article shall apply whether or not the basis of such proceeding is alleged action in an official capacity as such director or elected officer or in any other capacity while serving as such director or elected officer. Notwithstanding anything in this Section 5.01 to the contrary, except as provided in Section 5.03 with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify and/or provide advancement of expenses to any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. Any director or elected officer of the Corporation serving, in any capacity, and any other person serving as director, officer, manager, trustee, fiduciary, employee or agent, of (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of directors or equivalent persons is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the request of the Board of Directors.
Section 5.02 Advancement of Expenses. The right to indemnification conferred in Section 5.01 shall include the right to have the expenses incurred in defending or preparing for any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”) paid by the Corporation; provided, however, that, if (x) in the case of a director or elected officer, the DGCL requires, or (y) in the case of any other person entitled to indemnification under Section 5.01, the Board of Directors otherwise deems it appropriate, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or elected officer (and not in any other capacity in which service was or is to be rendered by such director or elected officer, including, without limitation, service to an employee benefit plan) or an advancement of expenses to such other person, respectively, shall be made only upon delivery to the Corporation of an undertaking containing such terms and conditions, including the requirement of security (if any), as the Board of Directors deems appropriate (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise. The Corporation shall not be obligated to advance fees and expenses to an indemnitee in connection with a proceeding instituted by the Corporation against such person pursuant to an authorization from the Board of

Directors, a committee of the Board of Directors or an authorized officer or employee of the Corporation.
Section 5.03 Right of Indemnitee to Bring Suit. If a claim under Section 5.01 or 5.02 is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses under Section 5.02, in which case the applicable period shall be 30 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the indemnitee is not entitled to indemnification or advancement. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.
Section 5.04 Nonexclusivity of Rights.
(a)    The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provisions of the Certificate, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
(b)    The Corporation may maintain insurance, at its expense, to protect itself and any past or present director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.
(c)    The Corporation may without reference to Sections 5.01 through 5.04 (a) and (b) hereof, pay the expenses, including attorneys' fees, incurred by any director, officer, employee or agent of the Corporation who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal or administrative proceeding or governmental or internal investigation to which the Corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Corporation is a party, if the Corporation determines that such payments will benefit the Corporation and if, at the time such expenses are incurred by such individual and paid by the Corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.
Section 5.05 Additional Indemnification of Employees and Agents of the Corporation. The Corporation may grant additional rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by the law. The Corporation may, by action of its Board of Directors, authorize one or more officers to grant rights of indemnification or the advancement of expenses to employees or agents of the Corporation on such terms and conditions as the officers deem appropriate.
Section 5.06 Nature of Rights. The rights conferred upon indemnitees in this Article V (i) shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or elected officer of the Corporation or a director, officer, manager, trustee, fiduciary, employee or agent of another entity, and shall inure to the benefit of the indemnitee's heirs, executors and administrators, and (ii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof. Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VI
STOCK

Section 6.01 Shares of Stock. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the Corporation in Section 6.07 shall have been followed). To the extent shares of capital stock are represented by certificates, such certificates shall be signed by the Chairperson of the Board of Directors, the President or a vice president, together with the Secretary or assistant secretary, or the Treasurer or assistant treasurer. Any or all of the signatures on any certificate may be facsimile. A stockholder that holds a certificate representing shares of any class or series of the capital stock of the Corporation for which the Board of Directors has authorized uncertificated shares may request that the Corporation cancel such certificate and issue such shares in an uncertificated form, provided that the Corporation shall not be obligated to issue any uncertificated shares of capital stock to such stockholder until such certificate representing such shares of capital stock shall have been surrendered to the Corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the Corporation in Section 6.07 shall have been followed).

With respect to certificated shares of capital stock, the Secretary or an assistant secretary of the Corporation or the transfer agent thereof shall mark every certificate exchanged, returned or surrendered to the Corporation with “Cancelled” and the date of cancellation.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 6.04 or Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section, Sections 6.02(b), 6.04 and 6.05 of these Bylaws and Sections 156, 202(a) and 218(a) of the DGCL, or with respect to this section and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.02 Issuance of Stock; Lawful Consideration.

(a)    Shares of stock may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Board of Directors or in any other manner that such determination may be made in accordance with Section 152 of the DGCL. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors or in any other manner permitted by Sections 152 and 153 of the DGCL. The Board of Directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the Corporation of such consideration; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares in accordance with Section 6.02(b) and Section 156 of the DGCL.

(b)    The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 6.03 Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

Section 6.04 Restrictions on Transfer and Ownership of Securities. A written restriction or restrictions on the transfer or registration of transfer of a security of the Corporation, or on the amount of the Corporation's securities that may be owned by any person or group of persons, if permitted by Section 202 of the DGCL and noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 6.02 of these Bylaws and Section 151(f) of the DGCL, may be enforced against the holder of the restricted security or securities or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 6.02 of these Bylaws and Sections 151(f) of the DGCL, a restriction, even though permitted by Section 202 of the DGCL, is ineffective except against a person with actual knowledge of the restriction.

Section 6.05 Voting Trusts and Voting Agreements. One stockholder or two or more stockholders may by agreement in writing deposit capital stock of the Corporation of an original issue with or transfer capital stock of the Corporation to any person or persons, or entity or entities authorized to act as trustee, for the purpose of vesting in such person or persons, entity or entities, who may be designated voting trustee, or voting trustees, the right to vote thereon for any period of time determined by such agreement, upon the terms and conditions stated in such agreement. The agreement may contain any other lawful provisions not inconsistent with such purpose. After the filing of a copy of the agreement in the registered office of the Corporation in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Corporation or any beneficiary of the trust under the agreement daily during business hours, certificates of stock or uncertificated stock shall be issued to the voting trustee or trustees to represent any stock of an original issue so deposited with such voting trustee or trustees, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefor to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the Corporation. The voting trustee or trustees may vote the stock so issued or transferred during the period specified in the agreement. Stock standing in the name of the voting trustee or trustees may be voted either in person or by proxy, and in voting the stock, the voting trustee or trustees shall incur no responsibility as stockholder, trustee or otherwise, except for their own individual malfeasance. In any case where two or more persons or entities are designated as voting trustees, and the right and method of voting any stock standing in their names at any meeting of the Corporation are not fixed by the agreement appointing the trustees, the right to vote the stock and the manner of voting it at the meeting shall be determined by a majority of the trustees, or if they be equally divided as to the right and manner of voting the stock in any particular case, the vote of the stock in such case shall be divided equally among the trustees.

Section 6.06 Transfer of Shares. Registration of transfer of shares of stock of the Corporation may be effected on the books of the Corporation in the following manner:

(a) Certificated Shares. In the case of certificated shares, upon authorization by the registered holder of share certificates representing such shares of stock, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the corporation of the certificate being transferred, which certificate shall be properly and fully endorsed or accompanied by a duly executed stock transfer power, and otherwise in proper form for transfer, and the payment of all transfer taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Notwithstanding the foregoing, such surrender, proper form for transfer or payment of taxes shall not be required in any case in which the officers of the Corporation determine to waive such requirement.

(b) Uncertificated Shares. In the case of uncertificated shares of stock, upon receipt of proper and duly executed transfer instructions from the registered holder of such shares, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, the payment of all transfer taxes thereon, and compliance with appropriate procedures for transferring shares in uncertificated form. Whenever such transfer instructions are executed by someone other than the person or persons named in the books of the Corporation as the holder thereof, evidence of authority to transfer shall also be submitted with such transfer instructions. Notwithstanding the foregoing, such payment of taxes or compliance shall not be required in any case in which the officers of the Corporation determine to waive such requirement.

No transfer of shares of capital stock shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate. No transfer of shares of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.07 Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares; but the Corporation, in its discretion, may refuse to issue a new certificate of stock unless the Corporation is ordered to do so by a court of competent jurisdiction.

Section 6.08 Stock Ledgers. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 6.09 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determining the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 6.09 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII
SUNDRY PROVISIONS

Section 7.01 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 7.02 Seal. The seal of the Corporation shall bear the name of the Corporation and the words “Delaware” and “Incorporated August 4, 2010.”

Section 7.03 Voting of Stock in Other Corporations. Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted in person or by proxy, at any of the stockholders' meetings thereof by the Chief Executive Officer or the designee of the Chief Executive Officer. The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares.

Section 7.04 Amendments. These Bylaws may be adopted, repealed, rescinded, altered or amended only as provided in Articles Fifth and Sixth of the Certificate.

Section 7.05 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records under the DGCL.

Section 7.06 Exclusive Forum.
(a)    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, (vi) any action governed by the internal affairs doctrine.  This Section 7.06(a) does not apply to claims arising under the Securities Act of 1933, as amended, or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
(b)    Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(c)    Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.06.

As amended, April 30, 2025.